UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2022
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Cash Incentive Plan

On May 4, 2022, the Compensation Committee of the Board of Directors (the “Committee”) of AppHarvest, Inc. (the “Company”) adopted an Amended and Restated Employee Cash Incentive Plan (the “Amended Cash Incentive Plan”) which will govern the terms of annual cash incentive awards granted to eligible employees of the Company, as determined by the Committee from time to time. The Company’s named executive officers are eligible to participate in the Amended Cash Incentive Plan, except that Jonathan Webb, the Company’s Chief Executive Officer, is not eligible to participate for the 2022 and 2023 performance periods. The Committee (or its delegate) will administer the Amended Cash Incentive Plan and will have the authority to determine all of the awards granted under the Amended Cash Incentive Plan.

The Amended Cash Incentive Plan provides for a cash incentive award determined based on the achievement of specified annual Company performance goals, which include financial and ESG metrics, and individual performance goals. The Committee will approve weighting for each financial and ESG metric. The performance measures for the Company’s named executive officers for the Company’s fiscal year ending December 31, 2022 will be described in the Company’s annual proxy statement filed in 2023. Each eligible employee will be assigned an individual incentive target, expressed as a percentage of the employee’s annual base salary. The 2022 incentive targets for the Company’s current named executive officers are as follows:

Incentive Target
Jonathan Webb Chief Executive Officer	—%
David Lee President	100%
Loren Eggleton Chief Financial Officer	60%

Following the end of each annual performance period, the Committee will determine achievement of the Company and individual performance goals. The Committee may modify and/or adjust the performance goals or the related level of achievement, in whole or in part, as it deems appropriate or equitable. Any cash incentive awards that become payable under the Amended Cash Incentive Plan will generally be paid no later than March 15th of the year following the end of the applicable performance period. In order to receive an award under the Amended Cash Incentive Plan, the participant must generally remain employed and in good standing with the Company through the date of payment.

The foregoing description of the Amended Cash Incentive Plan is qualified in its entirety by reference to the full text of the Amended Cash Incentive Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: May 10, 2022
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)